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Kevin J. Bratton                                  Brian Korb
Cytogen Corporation                         The Trout Group LLC
(609) 750-8205                                      (646)378-2923

Cytogen Reports Fourth Quarter and Full Year 2007 Financial Results

PRINCETON, N.J.--(BUSINESS WIRE)—March 14, 2008--Cytogen Corporation (NASDAQ: CYTO) today reported its financial results for the fourth quarter and year ended December 31, 2007.

Cytogen reported a net loss of $5.3 million, or $0.15 per diluted share for the fourth quarter of 2007, compared to a net loss of $8.9 million, or $0.34 per diluted share, for the same period in 2006.  For the full year, Cytogen reported a net loss of $25.7 million, or $0.79 per diluted share in 2007, compared to a net loss of $15.1 million, or $.64 per diluted share in 2006. Cytogen's financial results for 2006 were favorably impacted by a $12.9 million gain for the sale of its joint venture interest in the PSMA Development Company LLC (PDC).

Product revenues, which were predominately comprised of sales of QUADRAMET(R) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide), and CAPHOSOL(R), an advanced electrolyte solution for the treatment of oral mucositis and dry mouth, were $5.1 million for the fourth quarter of 2007 compared to $4.5 million for the same period in 2006. For the full year, total product revenues increased to $20.2 million in 2007 compared to $17.3 million in 2006.

Marketed Products

Cytogen's specialized sales force currently markets two therapeutic products (QUADRAMET and CAPHOSOL) and a molecular imaging agent (PROSTASCINT) to the U.S. oncology market.

Sales of CAPHOSOL, an advanced electrolyte solution indicated in the U.S. as an adjunct to standard oral care in treating oral mucositis caused by radiation or high dose chemotherapy were $632,000 for the quarter ended December 31, 2007.  Since the product launch in March 2007, sales of CAPHOSOL were $1.3 million.

Sales of QUADRAMET, a skeletal targeting radiopharmaceutical for the treatment of pain arising from cancer that has spread to the bone, were $2.1 million for the quarter ended December 31, 2007 compared to $1.9 million for the same period in 2006. For the full year, sales of QUADRAMET were $9.3 million in 2007 compared to $8.1 million in 2006.

Sales of PROSTASCINT, the first and only commercial monoclonal antibody-based agent that targets prostate-specific membrane antigen (PSMA) to image the extent and spread of prostate cancer, were $2.4 million for the quarter ended December 31, 2007 compared to $2.6 million in the same period of 2006. For the full year, sales of PROSTASCINT were $9.6 million in 2007 compared to $9.1 million in 2006.

Selling, general and administrative expenses

Selling, general and administrative expenses for the quarter ended December 31, 2007 decreased to $6.9 million compared $10.2 million for the same period in 2006. For the full year, selling, general and administrative expenses were $39.1 million in 2007 compared to $30.2 million in 2006. The increases in selling, general and administrative expenses were primarily attributable to costs to support the commercial launch of CAPHOSOL.

Research and development expenses

Cytogen's research and development expenses for the quarter ended December 31, 2007 were $1.2 million versus $1.7 million for the same period in 2006. For the full year, research and development expenses decreased to $5.9 million in 2007 compared to $7.3 million in 2006.

Non-operating income

For the quarter and full year ended December 31, 2007, Cytogen recorded net interest income of $139,000 and $1.0 million, respectively, compared to $362,000 and $1.4 million, respectively, for the same periods in 2006.

The Company's consolidated statements of operations for the quarters and years ended December 31, 2007 and 2006 include non-operating income that represents decreases in the fair value of the Company's long-term warrant liability. For the quarters ended December 31, 2007 and 2006 Cytogen recorded non-operating income of $1.2 million and $735,000, respectively. For the full year, Cytogen recorded non-operating income of $8.9 million in 2007 and $1.0 million in 2006.

Cash and cash equivalents

Cytogen's cash and cash equivalents as of December 31, 2007 were $8.9 million compared to $32.5 million as of December 31, 2006.  The Company expects its existing capital resources to be adequate to fund operations and commitments into the second quarter of 2008.  On March 11, 2008, the Company announced that it has entered into a definitive merger agreement with EUSA Pharma, Inc., subject to certain closing conditions.  If we are unable to consummate the merger with EUSA, we will need to raise additional capital in the second quarter of 2008.

About Cytogen

Cytogen is a specialty pharmaceutical company dedicated to advancing the treatment and care of patients by building, developing, and commercializing a portfolio of oncology products. The Company's specialized sales force currently markets two therapeutic products and one diagnostic product to the U.S. oncology market. CAPHOSOL(R) is an advanced electrolyte solution for the treatment of oral mucositis and dry mouth that is approved in the U.S. as a prescription medical device. QUADRAMET(R) (samarium Sm-153 lexidronam injection) is approved for the treatment of pain in patients whose cancer has spread to the bone. PROSTASCINT(R) (capromab pendetide) is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer. Cytogen's product-focused strategy centers on attaining sustainable growth through clinical, commercial, and strategic initiatives.

A copy of the full prescribing information for CAPHOSOL, QUADRAMET and PROSTASCINT, including warnings, precautions, adverse events and other safety information may be obtained in the U.S. from Cytogen Corporation by calling toll-free 800-833-3533 or by visiting the web site at http://www.cytogen.com. Cytogen's website is not part of this press release.

As announced on March 11, 2008, Cytogen has entered into a definitive merger agreement with EUSA Pharma, Inc., pursuant to which all outstanding shares of the Company will be converted into $0.62 per share.  EUSA Pharma is a transatlantic specialty pharmaceutical company focused on oncology, pain control and critical care.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of not being able to consummate the merger agreement with EUSA Pharma, Inc.; the risk of raising additional capital in the second quarter of 2008 if the merger with EUSA is not consummated; the risk of successfully identifying, evaluating, and executing strategic transactions or actions to enhance Cytogen's future growth potential and maximize shareholder value; the risk of launching a new product;, the risk of successfully marketing its products; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products, such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. All information in this press release, including the forward-looking statements contained herein, is made only as of the date of this press release.

Cytogen Corporation and Subsidiaries
(All amounts in thousands except per share data)
(Unaudited)

Condensed Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Revenues:
Product revenue	$5,134	$4,519	$20,212	$17,296
Contract revenue	--	2	6	11
Total revenues	5,134	4,521	20,218	17,307

Operating expenses:
Cost of product revenue	3,820	2,605	13,053	10,150
Impairment of intangible asset	--	--	1,767	--
Selling, general and administrative	6,865	10,198	39,086	30,166
Research and development	1,157	1,720	5,851	7,301
Equity in loss of joint venture	--	--	--	120
Total operating expenses	11,842	14,523	59,757	47,737

Interest income, net	139	362	1,026	1,415
Litigation settlement, net	--	--	3,946	--
Gain on sale of equity interest in joint venture	--	--	--	12,873
Decrease in value of warrant liabilities*	1,224	735	8,875	1,039
Net loss	$(5,345)	$(8,905)	$(25,692)	$(15,103)

Basic and diluted net loss per share	$(0.15)	$(0.34)	$(0.79)	$(0.64)

Weighted average common shares outstanding	35,513	26,468	32,496	23,494

*Reflects a mark-to-market change in the value of outstanding warrants issued in 2007, 2006 and 2005.

Cytogen Corporation and Subsidiaries

(All amounts in thousands)
(Unaudited)

Condensed Consolidated Balance Sheets

	12/31/07	12/31/06

Assets:
Cash and cash equivalents	$8,914	$32,507
Accounts receivable, net	2,747	2,113
Inventories	4,635	2,538
Property and equipment, net	1,046	691
Product license fees, net	8,842	11,612
Other assets	3,143	4,892
Total assets	$29,327	$54,353

Liabilities and stockholders’ equity:	$8,490	$10,104
Accounts payable and accrued liabilities	87	64
Other current liabilities	995	6,464
Warrant liabilities	66	59
Stockholders’ equity	19,689	37,662
Total liabilities and stockholders’ equity	$29,327	$54,353